Exhibit 99.2

                                                    [NEXGEN FINANCIAL SOLUTIONS]
                                                               [GRAPHIC OMITTED]

                                                          Nexgen Capital Limited
                                                                   Ormonde House
                                                          12 Lower Leeson Street
                                                               Dublin 2, Ireland

                                                            Tel: +353 1 439 4900
                                                            Fax: +353 1 439 4926

To:      California U.S. Holdings, Inc
         c/o ATARI Inc
         417 Fifth Avenue
         New York, NY 10016
         United States of America
         Fax :         +1 212 726 4239
         Attention :   General Counsel

Copy:    Infogrames Entertainment S.A.
         1 Place Verrazzano
         69252 Lyon, Cedex 09
         France
         Fax :         +33 4 3764 3095
         Attention :   Frederic Chesnais, Frederic Monnereau / Legal Department

Copy:    York Stockbrokers, Inc
         610 Fifth Avenue, 6th Floor
         New York, N.Y. 10019
         United States of America
         Attention :   Stephen N. Walker / Felipe Aransaenz
         Fax :         +1 212 218 8899

                                                              22nd December 2004



Dear Sirs,


                  Amendment Letter - termination of Transaction

We refer to (i) the Confirmation (the "Confirmation") dated 11th June 2004 relating to an Equity Swap Transaction (the "Transaction") between California U.S. Holdings, Inc. ("CUSH") and Nexgen Capital Limited ("Nexgen"), (ii) our Amendment Letter dated 28th October 2004 (the "Amendment Letter") relating to the modification of the Knock-Out Mechanism, and (iii) our discussions yesterday relating to the unwinding of the final portion of the Transaction. Terms used but not defined herein have the meaning given to them in the Confirmation or the Amendment Letter.


We write to confirm our mutual agreement, with effect as of yesterday, 21st December 2004, as follows:

         1. We agreed to reduce the Equity Notional Amount from USD 2,151,429.51 to zero, at a weighted average price per Share of USD 2.6104. Correspondingly, this reduced the Number of Shares remaining from 3,880,097 to 3,055,917.

  Peter Blessing (Chairman), Frank Monks (Managing), Ravi Viswanathan (French),
     Luc Giraud (French), Francois Robey (French). Registered Number: 336438 Nexgen Capital Limited is authorised by the Irish Financial Services
       Regulatory Authority under the Investment Intermediaries Act, 1995



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                                                    [NEXGEN FINANCIAL SOLUTIONS]
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         2.    Using the same weighted average price per Share of USD 2.6104, we agreed to offset the USD 9,925.49 Floating Amount owing from CUSH to Nexgen pursuant to paragraph 5 of the Amendment Letter against delivery of 3,802 Shares that would otherwise have been due to be redelivered to CUSH paragraph 7 of the Amendment Letter.

         3. Following both of these reductions, the Number of Shares remaining and due to be delivered by Nexgen to CUSH pursuant to paragraph 7 of the Amendment Letter is therefore 3,052,115 Shares (the "Final Shares").

         4. We hereby confirm that, upon your due execution of this letter, CUSH shall have no further obligations to Nexgen pursuant to the Transaction.

         5. Nexgen is ready immediately to deliver the Final Shares to you. As previously requested, please provide us with your securities account details for receipt of the Final Shares (which are now in dematerialised format), or your alternative instructions as to how you wish these shares to be delivered to you.

         6. Upon our delivery to you of the Final Shares, Nexgen shall have no further obligations to CUSH pursuant to the Transaction.


Please sign and return to us a copy of this letter to indicate your agreement.

Yours faithfully,

NEXGEN CAPITAL LIMITED

By:

       /s/  Frank Monks
Name:  Frank Monks
Title: Managing Director

We agree to the terms of this letter as set out above.

CALIFORNIA U.S. HOLDINGS, INC.

By:

Name:  Mr Frederic Chesnais
Title: Secretary


Countersigned, solely in its capacity as U.S. registered broker-dealer and in accordance with the provisions of Rule 15(a)(6) pursuant to the US Securities Exchange Act of 1934, by:

YORK STOCKBROKERS, INC.

By:

Name:
Title:

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      Nexgen Capital Limited is authorised by the Irish Financial Services
       Regulatory Authority under the Investment Intermediaries Act, 1995
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